                                                                    EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

         MIDLAND, MICH., JULY 28, 2003. The Midland Cogeneration Venture Limited Partnership ("MCV") today announced net income of $29.6 million for the second quarter of 2003 and $54.3 million for the first six months of 2003. These net income results include a $15.4 million mark-to-market gain for the second quarter and a $25.7 million mark-to-market gain for the first six months of 2003, related to a second quarter 2002 accounting change on nine long-term gas contracts with volume optionality, as further described below. This compares to earnings of $85.0 million for the second quarter of 2002 and $96.2 million for the first six months of 2002. These net income results both include a $73.4 million mark-to-market gain for the cumulative effect of the accounting change on the nine long-term gas contracts.
         Under implementation guidance approved by the Financial Accounting Standards Board, natural gas contracts that contain volume optionality are treated as derivatives and beginning April 1, 2002 were required to be marked-to-market and reported in earnings. Prior to April 1, 2002, these contracts qualified as a normal purchase transaction and did not require mark-to-market accounting. MCV removed the optionality from three of the nine affected long-term gas contracts. MCV expects future earnings volatility since changes to the mark-to-market accounting for the remaining six natural gas contracts will be recorded over the remaining life of these contracts, ranging from 2004 to 2007.
         Excluding the effects of the above accounting change, the earnings for the first six months of 2003 was $28.6 million as compared to the first six months of 2002 of $22.8 million. This earnings increase of $5.8 million was primarily due to lower natural gas prices, lower interest expense on MCV's financing arrangements and higher electric and steam energy rates under the purchase agreement with The Dow Chemical Company. This increase was partially offset by lower electric rates under the Power Purchase Agreement ("PPA") with Consumers Energy Company.

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         Energy delivered under the PPA decreased to 3.7 million megawatt hours
(MWh) for the first six months of 2003 from 3.9 million MWh for the first six months of 2002. Dispatch under the PPA was 68.0% for the first six months of 2003 versus 72.2% for the six months of 2002. During the first six months of 2003, MCV burned 35.5 billion cubic feet (Bcf) of natural gas at an average cost of $3.06 per million British thermal units (MMBtu). During the first six months of 2002, MCV burned 37.4 Bcf of natural gas at an average cost of $3.19/MMBtu.
         This press release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Some important factors which could cause actual results or outcomes to differ materially from those presented include, among others, regulatory matters, electric industry restructuring or deregulation, operation of MCV's plant facilities, the pricing and availability of natural gas and transportation and accounting standards. All such factors are difficult to predict, contain uncertainties, which may materially affect actual results, and are beyond the control of MCV. There is no assurance that MCV's expectations will be realized or that unexpected events will not have an adverse impact on MCV's business. The foregoing information should be read in conjunction with MCV's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q.
         MCV leases and operates a gas-fired, combined-cycle cogeneration facility in Midland, Michigan. The plant is capable of producing approximately 1,500 megawatts of electricity and up to 1.35 million pounds per hour of process steam for industrial use.
         MCV partners include CMS Midland, Inc., a subsidiary of CMS Energy Corporation; The Dow Chemical Company (limited partner); and El Paso Midland, Inc. and other affiliates of El Paso Corporation.
                                      ###

For more information, contact:
James M. Rajewski
Chief Financial Officer, Vice President and Controller
         989-633-7888


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

                MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP
                            SUMMARIZED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                     June 30,
                                                       2003              December 31,
ASSETS                                             (Unaudited)              2002
------                                             -----------           -----------
CURRENT ASSETS
  Cash and cash equivalents                        $   340,136           $   160,425
  Other current assets                                 241,479               195,990
                                                   -----------           -----------
       Total current assets                            581,615               356,415
                                                   -----------           -----------

PROPERTY, PLANT AND EQUIPMENT
  Property, plant and equipment                      2,478,288             2,470,580
  Accumulated depreciation                            (955,069)             (920,614)
                                                   -----------           -----------
        Net property, plant and equipment            1,523,219             1,549,966
                                                   -----------           -----------

OTHER ASSETS
  Restricted investment securities
     held-to-maturity                                  140,583               138,701
  Other assets                                          72,029                52,991
                                                   -----------           -----------
        Total other assets                             212,612               191,692
                                                   -----------           -----------
TOTAL ASSETS                                       $ 2,317,446           $ 2,098,073
                                                   ===========           ===========

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES                                $   358,950           $   208,394

NON-CURRENT LIABILITIES
  Long-term debt                                     1,153,221             1,153,221
  Other                                                  2,368                 2,148
                                                   -----------           -----------
        Total non-current liabilities                1,155,589             1,155,369
                                                   -----------           -----------

PARTNERS' EQUITY                                       802,907               734,310
                                                   -----------           -----------
TOTAL LIABILITIES AND PARTNERS'
   EQUITY                                          $ 2,317,446           $ 2,098,073
                                                   ===========           ===========



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
                MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP
                 SUMMARIZED STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)

                                                            Three Months Ended                        Six Months Ended
                                                                 June 30,                                 June 30,
                                                       -----------------------------           -----------------------------
                                                          2003                2002               2003                 2002
OPERATING REVENUES
   Capacity                                            $ 100,834           $ 100,938           $ 200,377           $ 200,482
   Electric and steam                                     41,179              44,520              94,805              94,345
                                                       ---------           ---------           ---------           ---------
     Total operating revenues                            142,013             145,458             295,182             294,827
                                                       ---------           ---------           ---------           ---------

OPERATING EXPENSES
   Fuel costs                                             44,803              50,666             104,740             121,147
   Depreciation                                           22,420              22,227              44,600              44,325
   Other expenses                                         16,787              15,608              35,071              32,042
                                                       ---------           ---------           ---------           ---------
     Total operating expenses                             84,010              88,501             184,411             197,514
                                                       ---------           ---------           ---------           ---------

OPERATING INCOME                                          58,003              56,957             110,771              97,313

OTHER INCOME (EXPENSE)                                   (28,439)            (30,053)            (56,455)            (59,202)
                                                       ---------           ---------           ---------           ---------

NET INCOME BEFORE CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                            29,564              26,904              54,316              38,111

Cumulative effect of change in method of
   accounting for derivative option contracts
   (to April 1, 2002)                                          -              58,131                   -              58,131
                                                       ---------           ---------           ---------           ---------

NET INCOME                                             $  29,564           $  85,035           $  54,316           $  96,242
                                                       =========           =========           =========           =========


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